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                                  EXHIBIT 99.1

                 JANUARY 2001 CONSULTANT COMPENSATION AGREEMENT

     THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made as of this 1st day of January, 2001, among Entertainment Technologies & Programs, Inc., a Delaware corporation ("ETPI"); and Fredric N. Richman, Gerald M. Chizever, Allan
B. Duboff, Richard L. Mann, Jerry S. Phillips, Ronald D. Garber, Donald G. Johnson, Jack B. McNamee, Martin R. Nathan, Jack D. Nolan, and Jerry Long (collectively, the "Consultants").

     WHEREAS, the Board of Directors of ETPI has adopted a written compensation agreement for compensation of eleven individual Consultants who are natural persons and are attorneys or consultants for the Company; and

     WHEREAS, ETPI has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

     WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of ETPI, and will provide additional services to ETPI; and

     WHEREAS, ETPI and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which ETPI may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by ETPI;

     NOW, THEREFORE, in consideration of the mutual covenants and provisions contained herein, it is agreed:

                                    Section I

                                Compensation Plan

     1.1 Employment. ETPI hereby employs the Consultants and the consultants hereby accept such employment, and have and will perform legal or consulting services in connection with debt restructuring, general corporate matters, real estate leasing/acquisition, and/or marketing. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the Consultants in rendering services to others, such as secretaries, bookkeepers and the like.



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     1.2 Independent Contractors. Regardless of the Consultants' status as
"employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been or will be rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold ETPI harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to ETPI.

     1.3 Term. All services performed at the request of ETPI by the Consultants shall have been performed within two years from the date hereof, at which time this Plan shall terminate, unless otherwise provided herein.

     1.4 Invoices for Services. On the completion of rendering the services performed by the Consultants hereunder, each of the Consultants shall provide ETPI with a written invoice detailing the services duly performed. Consultants shall bill ETPI for services at their usual hourly rates. Such invoice shall be paid by ETPI in accordance with Section 1.5, below.

     1.5 Payment. ETPI and the Consultants agree that ETPI shall pay for the services performed under this Plan by the issuance of shares of its common stock; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing with the Commission and effectiveness of a Registration Statement on Form S-8 covering such shares. The maximum number of shares to be issued pursuant to this Plan is 2,133,333. ETPI shall issue 500,000 shares at a price of $0.10 per share to Jack B. McNamee as a non-refundable retainer for services, and all invoices up to $50,000 shall be paid out of such retainer. Any amounts due above such retainer shall be paid in cash or by such means as the parties may agree upon. ETPI shall issue 333,333 shares at a price of $0.15 per share to Fredric N. Richman, Gerald M. Chizever, Allan B. Duboff, Richard L. Mann, Jerry S. Phillips, Ronald D. Garber, Donald G. Johnson as a non-refundable retainer for their services, and all invoices up to $50,000 shall be paid out of such retainer. Any amounts due above such retainer shall be paid in cash or by such means as the parties may agree upon. Allocation of such shares among such Consultants shall be as they determine. ETPI shall issue up to 400,000 shares to Martin R. Nathan at market price upon receipt of invoices for services. ETPI shall issue up to 800,000 shares to Jack D. Nolan at market price upon receipt of invoices for services. ETPI shall issue up to 100,000 shares to Jerry Long at market price upon receipt of invoices for services. Market price shall be equal to the average of the high and low price of ETPI's common stock on the NASDAQ OTC-BB market on the date of receipt of the invoice.

     1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.5, above, during the term hereof; the Consultants assume the risk of any stock price fluctuation subsequent to the price determination, and the Consultants agree that any such fluctuation shall in no way affect the rights, obligations or duties of the Consultants hereunder.

     1.7 Limitation on Services. None of the services rendered by the Consultants and paid for


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by the issuance of shares of common stock of ETPI shall be services related to any "capital raising" transaction.

     1.8 Delivery of Shares. Subject to the filing and effectiveness of a Registration Statement on Form S-8 covering issuance of such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to ETPI in writing prior to the issuance of such shares.

     1.9 Adjustments in the Number of Shares of Common Stock and Price Per Share. In the event ETPI shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of ETPI prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

     1.10 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

     1.11 Conditions. The Plan is subject to the following condition, to-wit:

          The number of shares of common stock to be issued under the Plan shall in no event exceed 10% of the total issued and outstanding shares of common stock of the Company on the date of issuance.

                                    Section 2

                     Representations and Warranties of ETPI

     ETPI represents and warrants to, and covenants with, the Consultants as follows:

     2.1 Corporate Status. ETPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

     2.2 Compensation Plan . The Board of Directors of ETPI has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which ETPI may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by ETPI.

     2.3 Registration Statement on Form S-8. ETPI shall engage the services of a competent


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professional to prepare and file a Registration Statement on Form S-8 with the
Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of ETPI; and ETPI will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

     2.4 Federal and State Securities Laws, Rules and Regulations. ETPI shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

     2.5 Limitation on Services. ETPI shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

     2.6 Reports With the Commission. ETPI is required to file reports with the Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and ETPI has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

     2.7 Corporate Authority and Due Authorization. ETPI has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by ETPI hereunder have been duly authorized by all requisite corporate action on the part of ETPI, and this Plan constitutes a valid and binding, obligation of ETPI and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of ETPI.




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                                    Section 3

                Representations and Warranties of the Consultants

     Each of the Consultants represents and warrants to, and covenants with, ETPI as follows:

     3.1 Employment. Each of the Consultants hereby accepts employment as independent contractors by ETPI for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

     3.2 Access to Information. All Consultants acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for their services.

     3.3 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of ETPI shall be services related to any "capital raising" transaction, and none is involved in the promotion of the common stock of ETPI, any fund raising activities on its behalf, and no services being performed hereunder are for public relation services.

     3.4 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                                    Section 4

                                    Indemnity

     ETPI and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of ETPI to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.



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                                    Section 5

                                   Termination

     Prior to the performance of services hereunder, this Plan may be terminated
(1) by mutual consent of ETPI and the respective Consultants in writing; (2) by either the Directors of ETPI or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof, provided, further, however, that any obligation of ETPI to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                                    Section 6

                               General Provisions

     6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

     6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:


If to ETPI:                                 If to Fredric N. Richman, Gerald M. Chizever,
16055 Space Center Blvd., Suite 230         Allan B. Duboff, Richard L. Mann, Jerry S. Phillips,
Houston, Texas 77062                        Ronald D. Garber, or Donald G. Johnson:
                                            9601 Wilshire Blvd., Penthouse
                                            Beverly Hills, CA 90210

If to Jack B. McNamee:                      If to Martin R. Nathan:
2126 Morris Avenue                          1980 Post Oak Blvd., Suite 1777
Birmingham, AL 35203                        Houston, TX 77056


If to Jack D. Nolan:                        If to Jerry Long:
18333 Egret Bay Blvd., Suite 301            15603 Kuykendahl, Suite 350-A
Houston, TX 77058                           Houston, TX 77090


     6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.


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     6.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

     6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

     6.6 Assignment. Neither ETPI nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

     6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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     IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.


Entertainment Technologies & Programs, Inc.         Consultants:


By: /s/ James D. Butcher                            /s/ Fredric N. Richman
    ---------------------------------------         ----------------------------
     James D. Butcher, Chairman/CEO                 Fredric N. Richman

                                                    /s/ Gerald M. Chizever
                                                    ----------------------------
                                                    Gerald M. Chizever

                                                    /s/ Allan B. Duboff
                                                    ----------------------------
                                                    Allan B. Duboff

                                                    /s/ Richard L. Mann
                                                    ----------------------------
                                                    Richard L. Mann

                                                    /s/ Jerry S. Phillips
                                                    ----------------------------
                                                    Jerry S. Phillips

                                                    /s/ Ronald D. Garber
                                                    ----------------------------
                                                    Ronald D. Garber

                                                    /s/ Donald G. Johnson
                                                    ----------------------------
                                                    Donald G. Johnson

                                                    /s/ Jack B. McNamee
                                                    ----------------------------
                                                    Jack B. McNamee

                                                    /s/ Martin R. Nathan
                                                    ----------------------------
                                                    Martin R. Nathan

                                                    /s/ Jack D. Nolan
                                                    ----------------------------
                                                    Jack D. Nolan

                                                    /s/ Jerry Long
                                                    ----------------------------
                                                    Jerry Long



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